Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of July 10, 2009 (the “Effective Date”), by and between Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and Farhad Moghadam (the “Executive”).

RECITALS

A.                                    The Company desires to employ and retain the Executive as President and Chief Executive Officer of the Company.

B.                                    The Executive agrees to perform the services of President and Chief Executive Officer for the Company in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties contained in this Agreement, the Company and Executive agree as follows:

1.                                      Term.  The term of this Agreement is for four (4) years, commencing on August 3, 2009 (the “Start Date”), unless amended by agreement of the parties or terminated as set forth in Section 5.

2.                                      Duties.  The Executive will devote his full business time, energies and best efforts to the promotion of the business and affairs of the Company, with responsibility to perform such duties customary of his title and position, and such additional duties that may be specified from time to time by the Board of Directors of the Company (the “Board”).  The initial location at which the Executive shall perform services for the Company shall be the Company’s headquarters in Thornton, Colorado. Notwithstanding the foregoing nothing herein shall prohibit Executive from spending a portion of his business time to serve on one or more corporate boards with prior consent of the Company board of directors or for charitable purposes provided that such activities do not interfere with the performance of his duties to the Company.

3.                                      Compensation and Benefits.

a)                                      Base Compensation.  In consideration of all services to be rendered by the Executive to the Company, the Company will pay to the Executive the base salary of three hundred fifty thousand dollars ($350,000) per year from the Start Date through the termination of this Agreement and any extensions of it, subject to such increases as the Board may determine, and payable in accordance with the Company’s standard payroll practices (“Base Salary”).

b)                                      Bonus Compensation.  As further compensation, the Company may pay to the Executive an annual bonus of up to one hundred percent (100%) of Base Salary, at such times and in such amounts as the Board and its Compensation Committee may determine based on the Executive’s performance relative to a performance scorecard for each fiscal year.  For fiscal year 2009, the performance scorecard will be jointly developed in good faith by the Executive and the Company within thirty (30) days of the Start Date.  The scorecard for each subsequent fiscal year will be jointly developed in good faith by the Executive and the Company within thirty (30) days of the beginning of that fiscal year;

c)                                      Equity Compensation.  As further compensation, on the Start Date and upon approval by the Compensation Committee of the Board, the Company will grant the Executive:

i.             One hundred ten thousand (110,000) restricted stock units (“RSUs”), which shall be governed by and be issued under the Company’s 2008 Restricted Stock Plan.  Seventy-five thousand (75,000) of the RSUs shall vest according to the following schedule: twenty thousand (20,000) RSUs shall be immediately vested; twenty thousand (20,000) RSUs shall vest on the second anniversary of the Start Date; fifteen thousand (15,000) RSUs shall vest on the third anniversary of the Start Date; and twenty thousand (20,000) of the RSUs shall vest on the fourth anniversary of the Start Date.  Up to another fifteen thousand (15,000) of the RSUs shall vest on the third anniversary of the Start Date, and up to another twenty thousand (20,000) RSUs shall vest on the fourth anniversary of the Start Date, in both cases the vested amount to be determined by the Board upon evaluation of the Executive’s performance relative to performance criteria to be jointly developed in good faith by the Executive and the Company by December 31, 2009.

ii.          Stock options to purchase up to one hundred thousand (100,000) shares of the Company’s common stock, vesting in equal amounts on the first, second, third and fourth anniversaries of the Start Date (i.e., 25% each year), at an exercise price equal to the closing price of the Company’s common stock on Nasdaq on the effective date of grant.  The options shall be governed by and be issued under the Company’s 2005 Stock Option Plan.

iii.       Stock options to purchase up to two hundred thousand (200,000) shares of the Company’s common stock, vesting in equal amounts on the first, second, third and fourth anniversaries of the Start Date (i.e., 25% each year), at an exercise price equal to the closing price of the Company’s common stock on Nasdaq on the effective date of grant.  The options shall be made as an “inducement grant” under relevant Nasdaq rules, and will be granted outside of the Company’s 2005 Stock Option Plan.

d)                                      Performance-based compensation.  Each performance scorecard and any other performance criteria to be used in the evaluation of the Executive’s performance and calculation of compensation shall be determined and approved by the Compensation Committee of the Board, and no performance-based compensation shall be paid or deemed vested unless and until the Compensation Committee determines that the performance criteria and other materials terms have been satisfied.

e)                                      Taxes.  Executive shall be solely responsible for the satisfaction of all federal, state, local and foreign income and other individual tax arising from or applicable to the acquisition, vesting, exercise or sale of Executive’s cash and equity compensation.

f)                                        Vacation.  The Executive will receive four (4) weeks of paid vacation for each contract year of this Agreement, commencing on the Start Date.  Vacation will be prorated in the event of termination pursuant to Section 5.  The Executive will not be entitled to carry over accrued but unused vacation from one contract year to the next.

g)                                     Relocation and Relocation Expenses.  Executive shall permanently relocate to the Denver, Colorado metropolitan area within six (6) months of the Start Date, for which the Company will reimburse the Executive all reasonable and documented moving expenses for one-way travel, household goods and up to two automobiles (including taxes paid by the Executive as part of receiving such reimbursement) incurred in connection with the relocation of the Executive and his immediate family members.  In connection with such relocation, the Company also will at its expense provide the Executive and his immediately family members with an apartment in the Denver, Colorado metropolitan area for temporary housing for up to six (6) months after the Start Date.

h)                                     Benefit Plans.  To the extent permitted by law and except as otherwise may be determined by the Board, the Executive will be eligible to participate in the Company’s standard benefit plans according to plan provisions.

4.                                      Confidential Information.

a)                                      Company Information.  Executive agrees at all times during the term of his employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information (as defined below) of the Company.  For purposes of this Agreement “Confidential Information” is defined as any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

b)                                      Former Employer Information.  Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that he will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

c)                                      Third Party Information.  Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such third party.

d)                                      Employee Invention Assignment and Non-Disclosure Agreement.  At the Company’s request, the Executive will promptly execute the Company’s standard form of employee invention assignment and non-disclosure agreement.

5.                                      Termination of Employment.

a)                                      Termination for Cause.  Notwithstanding any provision contained in this Agreement to the contrary, the Company may immediately terminate this Agreement for Cause (as defined below) without giving advance notice to the Executive or compensation in excess of that set forth in Section 6(a) below.  For purposes of this Agreement “Cause” includes but is not limited to the following:  (i) the conviction of the Executive or a pleading of guilty or nolo contendere to any felony, any misdemeanor where imprisonment is imposed, or any crime involving moral turpitude; (ii) commission of any act of theft, fraud or dishonesty, or any knowing or negligent falsification of any Company records; (iii) a material breach by Executive of his obligations under this Agreement, which will include improper disclosure of the Company’s confidential or proprietary information or a failure to perform such duties as are reasonably assigned to the Executive by the Board, which is not cured within 30 days following written notice by the Company of such failure; (iv) a course of conduct amounting to gross incompetence; (v) chronic and unexcused absenteeism which is not cured within 30 days following written notice by the Company of such failure; (vi) any act by Executive of disloyalty to the Company; or (vii) any violation of Executive’s other fiduciary duties to the Company.

b)                                      Termination Without Cause.  Either the Company or the Executive may terminate this Agreement without Cause on giving not less than 30 days’ prior written notice to the other party.

c)                                      Disability.  Unless prohibited by applicable law, this Agreement shall be automatically terminated if the Executive suffers a Permanent Disability (as defined below).  For purposes of this Agreement, “Permanent Disability” is defined as the Executive’s inability, due to illness, accident, or other cause, to perform the majority of his usual duties for a period of three (3) months or more despite reasonable accommodation by the Company.  Notwithstanding the foregoing, if the disabled Executive and the Company agree, the disabled Executive may thereafter be employed by the Company upon such terms as may be mutually agreeable.

d)                                      Death.  If the Executive dies, this Agreement will automatically terminate.

e)                                      Transition.  Upon termination of employment, the Executive shall: (1) cooperate with the Company, to the extent reasonably requested by the Company, to effect a smooth transition of the Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by the Executive; and (2) return to the Company all documents and other items provided to the Executive by the Company, or developed or obtained by the Executive, in connection with his employment with the Company, or otherwise belonging to the Company.

6.                                      Compensation Upon Termination.

a)                                      Termination for Cause.  If the Executive is terminated for Cause pursuant to Section 5(a), the Company will pay the Executive only his Base Salary accrued through the date of termination in accordance with the normal payroll practices of the Company.

b)                                      Termination Without Cause.  If the Executive is terminated by the Company without Cause pursuant to Section 5(b), the Company will pay the Executive his Base Salary for a period of twelve (12) months after the date of termination in accordance with the normal payroll practices of the Company, and the Company will cause any stock options or RSUs which would vest based on time during that twelve month severance period to vest and become exercisable on the termination date.  If the Executive terminates this Agreement without Cause pursuant to Section 5(b), the Company will pay the Executive his Base Salary through the effective date of termination in accordance with the normal payroll practices of the Company.

c)                                      Disability.   In the event of the Executive’s Permanent Disability, the Executive shall be entitled to receive from the Company his Base Salary until the earlier of termination of this Agreement in accordance with Section 5(c) or the time when any disability insurance policy available through the Executive’s employment begins to pay benefits, and thereafter the Executive will receive any disability insurance benefits to which the Executive is entitled.

d)                                      Death.  If this Agreement terminates due to the death of the Executive, then any interests that the Executive may have under the provisions of this Agreement will be payable to the Executive’s estate inclusive of Base Salary provided for in this Agreement as if the Executive terminated his employment without Cause.

7.                                      Change of Control.

a)                          Definition.  “Change of Control” will mean the occurrence of any of the following events:

i.                  Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person or group of affiliated persons acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing or a public offering of the Company that is approved by the

Company’s Board, or the exercise of options, warrants or other convertible securities the issuance of which is approved by the Board, will not be considered a Change of Control; or

ii.               Change in Effective Control of the Company.  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or

iii.            Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For purposes of this clause (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

b)                          Termination Without Cause in Connection with Change of Control.  If (1) within twenty four (24) months after a Change of Control the Company terminates the Executive’s employment with the Company without Cause or (2) within twenty four (24) months after a Change of Control the Executive resigns for Good Reason (defined below), and the Executive signs and does not revoke a release of claims with the Company (in a form reasonably acceptable to the Company and Executive) and provided that such release of claims becomes effective no later than sixty (60) days following the termination date or such earlier date required by the release agreement, then the Executive will receive the following:

i.                  Accrued Compensation. The Company will pay the Executive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the Executive under any Company-provided plans, policies, and arrangements and earned through the date of termination in a lump-sum payment (to the extent practicable and less applicable withholding taxes) within sixty (60) calendar days after the termination date.

ii.               Severance Payment.  The Executive will receive a lump-sum payment (less applicable withholding taxes) within sixty (60) calendar days after the termination date equal to 100% of the Executive’s annual Base Salary as in effect immediately prior to the Executive’s termination date or, if greater, at the level in effect immediately prior to the Change of Control.

iii.            Continued Employee Benefits.  If the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the Executive and his eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse the Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to the Executive’s termination and including reimbursement for any taxes paid by Executive with respect to such payments) until the earlier of (A) a period twelve (12) months from the last date of employment of the Executive with the Company, or (B) the date upon which the Executive and/or his eligible dependents becomes covered under similar plans.  COBRA reimbursements will be made by the Company to the Executive consistent with the Company’s normal expense reimbursement policy.

iv.           Equity Awards.  Any equity awards (including, without limitation, any awards of stock options and RSUs) outstanding and held by the Executive as of the date of such termination will vest in full as to 100% of the unvested portion of the award.

v.              Limitation on Payments.  Notwithstanding anything herein to the contrary, in the event of a Change of Control, in no event shall the Executive be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, the “Excise Tax”). In such a case, any payment due to the Executive shall automatically be reduced to the maximum amount that may be received by the Executive that will not trigger any Excise Tax.

For purposes of this Section 7, “Good Reason” shall mean: (1) the Company changes, reduces or diminishes the Executive’s title or duties such that they are not generally consistent with the Executive’s title immediately prior to the Change of Control; (2) the Company relocates the Executive’s primary place of employment outside the Denver, Colorado metropolitan area without the Executive’s consent; (3) in connection with the Change in Control the Company shall materially reduce the salary of Executive payable in accordance with this Agreement, or materially reduce in the kind and/or level any employee benefits to which Executive was entitled prior to such Change in Control except any such changes that apply broadly to the employee population of the Company; or (4) the failure by the Company to obtain the assumption of this Agreement by any successor;

The Executive’s termination of employment will not constitute a resignation for Good Reason unless the Executive first provides written notice to the Company of the existence of the Good Reason within ninety days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than thirty days following such written notice of the Good Reason from the Executive to the Company.

8.                                      Non-Competition.  For a period of two (2) years after termination of the Executive’s employment at the Company, the Executive shall not, without the prior express written permission of the Company, work as an employee, officer, director, consultant, contractor, advisor, or agent of any company or person in the business of designing, manufacturing or selling thin-film photovoltaic technology.  The Executive acknowledges and agrees that the market for the Company’s thin-film photovoltaic products is worldwide and not confined to a discrete geographic locale, and that the identity of competitors is likely to change over time.

9.                                      Non-Solicitation.  The Executive agrees that for a period of two (2) years after termination of the Executive’s employment at the Company, the Executive shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment at the Company.  Notwithstanding the foregoing, a general advertisement by a subsequent employer of the Executive that is not specifically directed to such employees shall not be deemed a violation of this Section 9.

10.                               Board Approval.  No part of this Agreement will be effective or binding upon the parties unless and until approved or ratified by the Board.

11.                               Successors.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

12.                               Arbitration.  Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within 10 days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 10-day period, each party will select an arbitrator and inform the other party in writing of such arbitrator’s name and address within 5 days after the end of such 10-day period and the two arbitrators so selected will select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party will be the sole arbitrator of the dispute. Each party will pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the parties will equally share the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators will be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages will not be awarded.  The prevailing party shall be entitled to recover reasonable attorneys fees and costs associated with the arbitration.

13.                               Absence of Conflict.  The Executive represents and warrants that his employment by the Company as described herein will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

14.                               Assignment.  This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder.

15.                               Integration.  This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

16.                               Waiver; Amendment.  Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party. This Agreement may only be amended in a writing signed the Executive and the Company.

17.                               Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18.                               Headings.  The headings of the paragraphs contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of any provision of this Agreement.

19.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Colorado.

20.                               Counterparts.  This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which will be deemed to be an original, and all of which together will constitute a single agreement.

21.                               Survival of Terms.  The Executive’s obligations contained in Sections 4, 8 and 9 shall survive termination of this Agreement.

22.                               Compliance with Section 409A.  Notwithstanding anything herein to the contrary, if the Executive is a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended) on the date of termination, to the extent required by Section 409A, payments hereunder shall be delayed until the earlier of (i) the date which is six (6) months after the date of termination or, (ii) the date of the Executive’s death.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.

COMPANY:	ASCENT SOLAR TECHNOLOGIES, INC.

	By:	/s/ MOHAN S. MISRA
Name: Mohan S. Misra
Title: Chairman
July 10, 2009

EXECUTIVE:

/s/ FARHAD MOGHADAM

Farhad Moghadam

July 9, 2009